UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 25, 2006, The Bon-Ton Stores, Inc. (“Bon-Ton”) entered into an Asset Purchase Agreement (the “Agreement”) with Belk, Inc. (“Belk”) pursuant to which Bon-Ton agreed to purchase assets in connection with the following four department stores, all operated under the “Parisian” nameplate (the “Stores”): Fairfield Commons, Beavercreek, Ohio; Circle Centre, Indianapolis, Indiana; Meadowbrook Mall, Rochester Hills, Michigan; and Laurel Park Place, Livonia, Michigan. Bon-Ton also acquired the rights to construct a new “Parisian” store at Partridge Creek Fashion Park, Clinton Township, Michigan. The purchase price Bon-Ton agreed to pay Belk was $22,000,000 in cash, subject to adjustment based upon, among other things, the value of inventory as of the closing date. Bon-Ton agreed to assume specific liabilities and obligations of Belk and its affiliates with respect to the Stores as of the effective time of the closing. The acquisition of the Stores was completed on October 30, 2006, and is effective as of 12:01 a.m., New York time, on October 29, 2006.
     The Agreement contains customary representations, warranties and covenants. The transaction was subject to certain closing conditions and the execution of certain ancillary agreements, including a Transition Services Agreement, an Intellectual Property License Agreement, a Private Brands Agreement and a Credit Card Agreement.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Agreement is included as an exhibit and incorporated herein by reference to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the transactions described therein, it is not intended to provide factual information about the parties. The representation and warranties contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.
Item 8.01 Other Events
     On October 25, 2006, Bon-Ton issued a press release announcing that it had entered into the Agreement with Belk. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
10.1	Asset Purchase Agreement, dated as of October 25, 2006, between The Bon-Ton Stores, Inc. and Belk, Inc.

99.1	Copy of press release issued by The Bon-Ton Stores, Inc. on October 25, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006	THE BON-TON STORES, INC.
	By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer